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                                                                Exhibit 10.1

                ASSUMPTION, MODIFICATION AND TRANSITION AGREEMENT

        THIS ASSUMPTION, MODIFICATION AND TRANSITION AGREEMENT (the "Agreement") is entered into as of the 9th day of March, 2000 by and between GENEVA STEEL COMPANY, Debtor and Debtor in Possession ("Geneva") and MANNESMANN PIPE AND STEEL COMPANY, a New York corporation ("Mannesmann").

                                    Recitals:

        A. Geneva and Mannesmann entered into a certain Amended and Restated Sales Representation Agreement dated October 30, 1998, as amended (the "Representation Agreement"), wherein Mannesmann agreed to provide certain services and Geneva granted to Mannesmann certain rights in connection with the sale and distribution of Products in a Territory, as such terms are used in the Agreement.

        B. Geneva is currently a debtor-in-possession in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") pending in the United States Bankruptcy Court for the District of Utah as Case Number 99-2-21130 (the "Chapter 11 Proceeding").

        C. Geneva desires to assume the Representation Agreement pursuant to
Section 365(a) of the Bankruptcy Code, and Mannesmann desires to consent to such assumption, subject to the releases, terms and conditions set forth herein.

        D. Once assumed, the parties have determined that it is in their mutual interests to terminate the Representation Agreement as of June 30, 2000 and provide for the orderly transition to Geneva of the services, customers and certain employees affected by such termination.

                                   Agreement:

        NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mannesmann and Geneva agree as follows:

        1. DEFINITIONS. The capitalized terms used in this Agreement shall have the same meanings ascribed to such terms in the Representation Agreement.

        2. ASSUMPTION. Subject to Bankruptcy Approval, as hereinafter defined, Geneva hereby assumes the Representation Agreement pursuant to Section 365(a) of the Bankruptcy Code. Mannesmann hereby consents to and accepts such assumption and agrees that any and all defaults of the Representation Agreement, cure obligations, if any, and obligations to provide adequate assurance of future performance with respect thereto pursuant to Section 365(b) of the Bankruptcy Code, have been fully satisfied.

        3. TERMINATION DATE. The Representation Agreement is hereby modified so that it shall automatically terminate as of 11:59 p.m. Mountain Standard Time on June 30, 2000 (the "Termination Date"). Prior to the Termination Date, Mannesmann and Geneva shall perform in accordance with the terms and conditions of the Representation Agreement.



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        4. POST TERMINATION TRANSITION. The provisions of this Section 4 shall apply commencing on the Termination Date notwithstanding anything in the Representation Agreement to the contrary:

               4.1. Employees. The parties agree that the provisions of Sections 3.3(a), (b) and (c) of the Representation Agreement shall continue to apply through and including 11:59 p.m. on July 31, 2000.

               4.2. Assignment of Open Accounts. On September 30, 2000, Mannesmann shall assign to Geneva any and all receivables for Products sold by Mannesmann on or before the date of termination and which remain uncollected on such date and Geneva will fund such receivables to Mannesmann within five (5) days after having received notice of such assignment.

               4.3. Geneva Option. Notwithstanding the payment dates provided for in Section 4.2 above, if the aggregate of such payment exceeds $3 million Geneva shall have the right to defer the assignment of Open Accounts and payment of such amount through and including December 28, 2000 upon the giving of at least thirty (30) days prior written notice to Mannesmann.

               4.4. Administration of Open Orders. Mannesmann, upon Geneva's request, shall continue to administer all orders that are open on the Termination Date, including, but not limited to, making payment for any material delivered or produced and identified to such orders, such payment to be made by Mannesmann in accordance with the terms provided for in the Representation Agreement. The administration of any orders which remain open after September 30, 2000 shall become the responsibility of Geneva, and any payments which Mannesmann may have made for material under such orders that remain undelivered at such time shall be refunded to Mannesmann no later than October 5, 2000. If any warehouse receipt has been issued for any of the material covered by such order, as a condition to such payment Mannesmann shall deliver to Geneva the original of such warehouse receipt(s) and thereupon title to such material shall vest in Geneva. Mannesmann shall promptly cause any protective form UCC-1 filed in any state with respect to such material to be terminated and released of record.

               4.5. No Affect on Other Provisions. Except as expressly set forth in this Section 4, the provisions of the Representation Agreement intended to survive termination shall survive such termination, including, but not limited to, the provisions of Section 3.3(d) and Section 12 thereof which the parties hereby agree shall apply in full force and effect notwithstanding the termination effected by this Agreement.

        5. EX-L-TUBE SETTLEMENT. Concurrently with the execution of this Agreement, the parties agree to enter into that certain Settlement Agreement among Geneva, Mannesmann and Ex-L-Tube, Inc. ("Ex-L-Tube") attached as Exhibit 5 hereto (the "Ex-L-Tube Settlement"). The Ex-L- Tube Settlement Agreement provides for an initial payment to Geneva by Ex-L-Tube of $2.0 million (the "Initial Settlement Amount"). Upon receipt by Geneva of the Initial Settlement Amount from Ex-L-Tube, Geneva shall pay to Mannesmann the sum of $700,000.00 which payment shall represent Mannesmann's



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entire right, title or interest in any amounts to be received by Geneva from
Ex-L-Tube pursuant to the such Settlement Agreement. In no event shall Mannesmann be entitled to receive from Ex-L-Tube or Geneva any other amount, and Mannesmann hereby waives any claim or right or remedy against Ex-L-Tube or Geneva in relation to the matters that are the subject of the Ex-L-Tube-Settlement, including any right to any additional payment. In the event the payment of the Initial Settlement Amount received by Geneva from Ex-L-Tube should for any reason subsequently be determined to be void, avoidable or the property of another, in whole or in part, including, without limitation, fraudulent conveyances, preferential transfers or property subject to a prior perfected security interest or lien of another entity, and if Geneva is required to repay or restore any portion thereof, or, upon the advice of Geneva's counsel, does so after demand, then, as to such amount repaid or restored, Mannesmann shall immediately pay to Geneva its pro rata portion of such amount repaid or restored.

        6. WAIVER OF PRE-PETITION CLAIMS BY MANNESMANN. In consideration of Geneva's entering into this Agreement, Mannesmann has agreed to waive and release and hereby waives and releases all pre-petition claims, disputes and controversies against Geneva arising out of the Representation Agreement and relating in any way to periods prior to the commencement of the Chapter 11 Proceeding , including, without limitation all such claims of Mannesmann filed or listed, or which could have been filed or listed, in the Chapter 11 Proceeding but excluding those pre-petition product claims, if any, identified in Section 8 hereof. Without limiting the generality of the foregoing, Mannesmann expressly waives and releases all claims identified in the Proof of Claim filed by Mannesmann on July 30, 1999, a copy of which is attached hereto as Exhibit 6.

        7. MUTUAL RELEASE OF CLAIMS. In consideration of Mannesmann's release of its Proof of Claim and Geneva's assumption of the Representation Agreement, the parties hereby release and discharge each other from all claims and obligations, except for the obligations set forth in and claims arising under this Agreement and, subject to Section 6 hereof, the Representation Agreement as assumed.

        8. PRODUCT CLAIMS. Geneva agrees that the provisions of Section 4 of the Representation Agreement shall continue in full force and effect with respect to Products produced by Geneva and sold under the Representation Agreement.

        9. BANKRUPTCY COURT APPROVAL. The rights and obligations of the parties hereto are subject to the approval ("Bankruptcy Approval") of the United States Bankruptcy Court for the District of Utah in the Chapter 11 Proceeding. In the event the Bankruptcy Court does not approve this Agreement by June 30, 2000, this Agreement shall automatically expire and be of no further force or effect unless extended by the written agreement of Geneva and Mannesmann. Each of the parties hereto agrees to use commercially reasonable efforts to obtain the Bankruptcy Approval.

        10. INCORPORATION BY REFERENCE. Sections 15 through 26 of the Representation Agreement (excluding Section 22 thereof) are hereby incorporated herein by reference as if they had been set forth herein in their entirety.



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        11. ENTIRE AGREEMENT. The provisions set forth in this Agreement (or incorporated herein by reference) contain the entire understanding between the parties with respect to the subject matter hereof and supercede all prior understandings between the parties with respect to the termination of the Representation Agreement and the transition necessitated thereby.

        12. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall constitute one agreement. Facsimile signatures shall have the same force and effect as original signatures.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    "Mannesmann"

                                            MANNESMANN PIPE & STEEL CORPORATION
                                             a New York corporation


                                            By /s/ Tim A. Taylor
                                              ----------------------------------
                                             Its Vice President of Finance
                                                --------------------------------

                                    "Geneva"

                                            GENEVA STEEL COMPANY,
                                             Debtor and Debtor in Possession


                                            By /s/ Ken C. Johnsen
                                              ----------------------------------
                                                   Ken C. Johnsen
                                                   Executive Vice President



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